Exhibit 10.23
LOAN AGREEMENT

THIS LOAN AGREEMENT is made as of the day of April 29, 2015, by and between BHCMC, L.L.C., a Kansas limited liability company with its principal offices in Olathe, Kansas ("Borrower"), and KS StateBank, (formerly known as Kansas State Bank of Manhattan), a Kansas banking corporation with offices in Manhattan, Kansas ("Lender").

IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:
ARTICLE I
DEFINITIONS
1.1            Definitions.  When used in this Agreement, the following terms shall have the meanings specified:
"Agreement" shall mean this Loan Agreement, together with the Exhibits and Schedules attached hereto, as the same shall be amended or amended and restated from time to time in accordance with the terms hereof.

"BHC Investment" shall mean BHC Investment Company, L.C., a Kansas limited liability company.
"BHCMC Management Services Agreement" means the Management Services Agreement between the Contract Manager and Borrower, dated April 30, 2009, and the Assumption and Adoption Agreement for Lottery Gaming Facility Management Contract dated April 30, 2009, as each may be amended, supplemented or restated from time to time, and all agreements in substitution thereof.

"BNC" shall mean Butler National Corporation, a Kansas corporation.

"Borrower" shall mean each and every person or entity signing the Note, including without limitation BHCMC, L.L.C.

"Borrower's Operating Agreement" means that certain Amended and Restated Limited Liability Company Operating Agreement of BHCMC, LLC dated effective April 30, 2009, by and between BNSC and BHC Investment as its members, and any substitute member of Borrower.

"BNSC" shall mean Butler National Service Corporation, a Kansas  corporation and wholly-owned subsidiary of BNC.

"Casino" shall mean the lottery gaming facility located in Dodge City, Kansas, and operated under the name "Boot Hill Casino and Resort" pursuant to the State Management Contract.

"Collateral" shall mean all of that property, rights and interests  pledged to and against which a security interest is granted and created by Borrower in favor of Lender pursuant to the Pledge and Security Agreement between Lender and Borrower entered into concurrently herewith, to include without limitation the Management Revenues and all Manager Accounts and any and all other property and assets which by the terms of this Loan Agreement or any of the other Loan Documents are to be granted as collateral security for the Loan, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, assignment, pledge, charge, lien or title retention contract, lease or consignment, intended as a security device, or any other security or lien interest whatsoever and howsoever created or granted.

"Contract Manager" means Borrower in its capacity as assignee of Butler National Service Corporation, with its principal offices in Olathe, Kansas, or its successors which act as the Manager of the Casino pursuant to the State Management Contract.

"Default Rate" shall mean an annual interest rate of ten percent (10%).

"Event of Default" shall mean any one or more of the following:
(a)
Payment Default.  Borrower fails to make any payment when due under this Agreement, the Note, or any other Loan Document which continues for five (5) calendar days following written notice of default by Lender to Borrower .

(b)
Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement (within thirty (30) days after written notice is given by Lender), the Note, or in any of the related Loan Documents, or to comply with or to perform any term, obligation, covenant or condition contained in any other loan agreement, note or credit arrangement between Lender and Borrower which has not been cured within any applicable grace period.

(c)
False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement, the Note or the related Loan Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter, and which has not been corrected or cured by Borrower before material reliance thereupon by Lender.

(d)
Insolvency.  The dissolution of Borrower (regardless of whether election to continue is made), or any other termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any voluntary proceeding under any bankruptcy or insolvency laws by or against Borrower or any involuntary proceeding of such type unless Borrower forthwith and properly initiates an objection and challenge to such involuntary proceeding and thereafter diligently pursues and seeks a dismissal of such proceeding, resulting in a dismissal within  90 days after the filing of the invioluntary proceeding.

(e)
Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan.  This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute

(f)
Events Affecting Guarantor.  Any of the preceding events occurs with respect to any Guarantor other than BHC Investment of any of the Indebtedness or any Guarantor other than BHC Investment revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by the Note.

(g)           State Management Contract.   A default by Borrower under the State Management Contract which Borrower fails to cure or remedy within any applicable grace period following notice of default from the Kansas Lottery
"Financing Statements" shall mean Kansas Uniform Commercial Code financing statements related to the Loan Documents.

"GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America, applied by the Borrower on a basis consistent with the preparation of the Borrower's consolidated financial statements furnished to Lender pursuant to this Agreement.

"Grantor" shall mean and include without limitation each and all of the persons or entities granting a Security Interest in and to Collateral for the Indebtedness, including without limitation the Borrower granting such a Security Interest.

"Guarantor" shall mean and include without limitation each guarantor, surety, and accommodation party, including, without limitation BNC, BNSC and BHC Investment.

"Indebtedness" shall mean and include, without limitation, the Loan, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.

"Law" shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations, written interpretations and orders promulgated thereunder.

"Lender" shall mean KS STATEBANK, its successors and assigns and its participants.

"Loan" shall mean the loan made and established by Lender for and to Borrower under the Loan Documents.

"Loan Documents" shall mean this Agreement, the Note, guaranties, pledge and security agreements, collateral assignments and all other instruments, agreements and documents, whether now or hereafter existing, evidencing, governing or securing the Loans and executed in connection with the Indebtedness.

"Management Revenues" shall mean the share of gaming revenues payable by the Kansas Lottery to the Contract Manager pursuant to the State Management Contract.

"Manager Accounts" means those accounts opened and maintained with Lender by BNSC and by Borrower, which shall serve as part of the Collateral for the Loan and into which there shall be deposited and funded, respectively, Management Revenues payable to the Contract Manager under the State Management Contract, and compensation and revenue payable to Borrower under the BHCMC Management Services Agreement, in connection with the management of the Casino.

"Note" shall mean the promissory note evidencing the obligation of Borrower for the  Loan  dated  as  of  the  Closing  Date,  in  the  original  principal  amount  of   $5,500,000.00, from  Borrower  to  Lender,  together with all renewals, extensions, modifications, refinancing, and consolidations of, and substitutions for, such promissory note or agreement.

"Note Maturity Date" shall mean the date by which the Note must be paid and satisfied in full, which shall be the fifth (5th) anniversary of the Note Closing Date.

"Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended).
"Privilege Fee" shall mean the payment made by Contract Manager to and now held by the Kansas Lottery in the original amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00) as a privilege fee pursuant to the State Management Contract.
            "Security Interest" shall mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.
            "State Management Contract" means the Lottery Gaming Facility Management Contract between Contract Manager and the Kansas Lottery, acting on behalf of the State of Kansas,  and the Assumption and Adoption Agreement between Contract Manager and Borrower dated April 30, 2009, as each may be amended, supplemented or restated from time to time, and all agreements in substitution thereof.
1.2            Interpretation.  The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.
ARTICLE II
THE LOAN
2.1            Agreement to Originate.  Subject to Borrower's satisfaction of all of the various conditions and requirements set forth in this Agreement, Lender agrees to make and fund the Loan to Borrower in accordance with, and subject to, the terms, conditions and provisions of this Agreement and the Loan Documents.
2.2            Loan.  The Loan shall be repayable in equal monthly amortized installments of principal and interest in the amount and at the times as more particularly provided in Section 2.6. Borrower may, from time to time, prepay all or any portion of the principal outstanding on the Note without a prepayment fee, but all such prepayments shall be applied first to accrued interest and then to principal.  No such prepayment shall relieve Borrower of its obligation to make the next succeeding principal and interest installment in the amount and on the date specified in Section 2.6.
2.3            Use of Proceeds.  The proceeds of the Loan shall be disbursed to Borrower and used and applied by Borrower first to fully pay and satisfy the principal balance, any accrued but unpaid interest and any other sums owing by BHC Investment to Lender under the Note evidencing Lender's loan number 68608 and dated August 15, 2012, and the remaining  balance  shall  be  used  and  applied by Borrower to pay and satisfy the loan(s) and  payables  it now owes to BHC Investment.
2.4            Collateral.  The prompt payment and performance of all of the Indebtedness of Borrower, including the Loan, shall be secured in Lender's favor by and entitled to the protection of the following:
(a)            A pledge, security interest and collateral first priority assignment of the Privilege Fee and all Management Revenues, and all compensation and revenues payable by BNSC to Borrower under the BHCMC Management Services Agreement;
(b)            The unconditional and unlimited guaranty of each Guarantor as to a portion of all Indebtedness of Borrower to Lender specified and more particularly provided in Section 2.8 (the "Guaranty"); and
(c)            Pledge and assignment of the Manager Accounts.
The Indebtedness shall be further secured by any other Security Interest granted or created under the Loan Documents to be executed by Borrower in favor of Lender.
2.5            Interest.
(a)            As long as there is no Event of Default, the Note shall be fully amortized over a five (5)-year term and shall bear interest fixed at a rate of 4.89% per annum.
(b)            Upon the occurrence of an Event of Default, the entire principal amounts outstanding under each of the Notes shall bear interest at the Default Rate.
(c)            All interest, fees and other amounts due under this Agreement and the Notes shall be computed for the actual number of days elapsed on the basis of a 360-day year.
2.6            Payments.
(a)             Installments of the principal and interest on the Note in the amount of One Hundred Three Thousand Nine Hundred Forty-eight Dollars and 84/100 ($103,948.84) each shall be payable monthly, commencing on June 16, 2015, and continuing to be due on  day of each  succeeding month  thereafter.   Unless the  Note  is  sooner  paid  in  full,  the entire unpaid  principal balance and any accrued but unpaid interest owing under the Note   shall be due and payable in full on Note Maturity Date.
(b)            Payment Delivery.  All payments of principal and interest on account of the Notes and all other payments made pursuant to this Agreement shall be delivered to Lender in immediately available funds by 12:00 p.m., Central Standard Time, on the date when due, and if received after such time on any day shall be deemed to have been made on the next business day.  Payments on the Notes may be made by Lender via electronic transfers from the Borrower's Manager Account maintained at Lender pursuant to the Automatic Transfer Authorization executed and delivered by the Borrower to Lender pursuant to Section 3.2(g) of this Agreement.  The Borrower hereby authorizes Lender to debit any of its deposit accounts at Lender for all payments of principal and interest due and owing on the Notes and for all other payments due and owing under this Agreement.
2.7            Fees and Expenses. Borrower shall pay Lender an origination fee for the Loan in the amount of $295.00.  Borrower shall also pay and reimburse upon demand all of Lender's out-of-pocket expenses incurred by Lender in connection with the preparation of Loan Documents and the making of the Loans, including without limitation the following: (a) all closing costs, fees, and disbursements; (b) all reasonable expenses of Lender's legal counsel; and (c) all UCC search fees and filing and recording fees.
2.8            Guaranties. Lender's obligation to fund and make the Loan is specifically conditioned upon and subject to the due authorization, execution and delivery to Lender of Guaranties by which BNC and BNSC, jointly and severally, guaranty one hundred percent (100%), and BHC Investment guaranties twenty percent (20%), of all principal and interest owing under the Loan and the Note and all other Indebtedness of Borrower to Lender, by Guaranty agreements suitable in form and substance to Lender and its counsel.
ARTICLE III
CONDITIONS
3.1            General Conditions.  The obligation of Lender to make the Loan is subject to the satisfaction of the following conditions:
(a)            the representations and warranties of the Borrower contained in this Agreement shall be true and accurate on and as of such date;
(b)            there shall not exist on such date any Event of Default;
(c)            the making of the Loan shall not be prohibited by any applicable Law and shall not subject Lender to any penalty under or pursuant to any applicable Law; and
(d)            all proceedings to be taken in connection with the Loan and all documents incident thereto shall be reasonably satisfactory in form and substance to Lender and its counsel.
(e)            Borrower shall have requested, and the Kansas Lottery acting on behalf of the State of Kansas shall have duly rendered, its written consent to the pledge by Borrower to Lender of the future Management Revenues payable to Borrower pursuant to the State Management Contract, and such written consent shall have been delivered to Lender. Borrower shall have verified to Lender's satisfaction that Borrower has given its written direction, irrevocable to and until the Loan is fully paid and satisfied, to the Kansas Lottery to pay all future Management Revenues, the Privilege Fee and any other amounts owing to Borrower under the State Management Contract by direct deposit into the Manager Account to be established and maintained by Borrower with Lender.
3.2            Deliveries at Closing.  The obligation of Lender to make the Loan is further subject to the satisfaction on or before the closing date of such Loan of the following express conditions precedent:
(a)            Lender shall have received each of the following (each to be properly executed, dated and completed), in form and substance satisfactory to Lender:
(i)	this Agreement;
(ii)	the Note;
(iii)
a certificate of the members of Borrower, substantially in the form attached hereto as Exhibit "II", as to:  (A) the incumbency and signature of the manager or other authorized representative of the Borrower who has signed or will sign this Agreement, the Note, the Loan Documents and any other documents or materials to be delivered by the Borrower to Lender pursuant to this Agreement; (B) the adoption and continued effect of resolutions of the members of the Borrower authorizing the execution, delivery and performance of this Agreement, the Note, and the Loan Documents together with copies of those resolutions; and (C) the accuracy and completeness of copies of the Articles of Organization and Operating Agreement of Borrower, as amended to date, attached thereto;

(iv)
the Pledge and Security Agreement as to the Privilege Fee and revenue due the Contract Manager under the State Management Contract and all compensation and revenues payable by BNSC to Borrower under the BHCMC Management Services Agreement;

(v)	the Guaranties by the respective Guarantors;
(vi)	Execution and delivery by Borrower and BNSC of an agreement with Lender to open and maintain the Manager Accounts, and a Pledge and Assignments of the Manager Accounts;
(b)            Lender shall have received a certificate of the Kansas Secretary of State as to the status in good standing of the Borrower, dated as of a recent date;
(c)            Lender shall have received searches of the appropriate public offices demonstrating that no lien, security interest or other charge or encumbrance is of record affecting the Borrower or the Collateral;
(d)            Lender shall have received a favorable opinion of Borrower's counsel (which may be its in-house counsel), in form and substance satisfactory to Lender and its counsel;
(e)            Lender will have been satisfied, in its sole and absolute discretion, with its due diligence investigations of the Borrower and the Guarantors;
(f)            Lender shall have received an Automatic Transfer Authorization executed by the Borrower allowing Lender to make payments toward the Loan via electronic transfers from the Manager Account owned by Borrower;
(g)            Lender shall have received such other agreements, instruments, documents, certificates and opinions as Lender or its counsel may reasonably request, including copies of Borrower's and each Guarantor's pertinent organizational documents certified as true, correct and complete; and
(h)            Lender shall have received (i) a written consent and approval of the board of directors and stockholders holding the requisite number of shares of stock in BNSC to the pledge and grant of security interest and collateral assignment by Guarantor in favor of Lender of the Privilege Fee and the Management Revenues, and (ii) a written  resolution by which the requisite number of Borrower's members give their consent and approval to the pledge and grant of security interest and collateral assignment by Borrower of all compensation and revenues payable by BNSC to Borrower under the BHCMC Management Services Agreement, each of a form and upon such terms and conditions as are acceptable to Lender and its counsel.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of the Loans proceeds, as of the date of any renewal, extension or modification of any Loan and at all times any Indebtedness exists:

4.1 Organization. Borrower is a limited liability company which is duly organized, validly existing, and in good standing under the laws of the State of Kansas and is validly existing and in good standing in all states in which Borrower is doing business. Borrower has the full power and authority to own its properties, and to transact the business in which it is presently engaged or presently proposes to engage.
4.2 Authorization. The execution delivery, and performance of this Agreement by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body, other than those consents or approvals which by the terms of this Loan Agreement or the other Loan Documents are to be obtained as a condition to Lender making the Loan; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation, bylaws, or any other agreement or other instrument binding upon Borrower, or (b) any law, governmental regulation, court decree, or order applicable to Borrower.
4.3 Financial Information. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.
4.4 Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledge by Lender in writing.
4.5 Title to Collateral. Borrower has, or on the date of first disbursement of Loan proceeds will have, good and marketable title to: (i) the Manager Account and (ii) the right to all compensation under the State Management Agreement free and clear of all defects, pledges, security interests, liens, and encumbrances.
The BHCMC Management Services Agreement and the State Management Contract, true, correct and complete copies of which have been provided by Borrower to  Lender are the only agreements or contractual arrangements pursuant to which the Contract Manager and/or Borrower become entitled to any fees, revenues or compensation from the State of Kansas for their services rendered in connection with the management and operation of the Casino, and the Loan Documents are sufficient to grant and create in Lender a first security interest in and against the Management Revenues and any other fees, revenues or compensation for services rendered by the Contract Manager and/or Borrower in connection with the management and operation of the Casino.
4.6 Legal Effect. This Agreement constitutes, and any instrument or agreement required hereunder to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.
4.7 Binding Effect. This Agreement and the other Loan Documents directly or indirectly securing repayment of Borrower's Loans are binding upon Borrower as well as upon Borrower's successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.
4.8 Survival of Representation and Warranties. Borrower understands and agrees that Lender is relying upon the above representations and warranties in establishing and funding the Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Loans and Notes shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.
ARTICLE V
COVENANTS
Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

5.1            Litigation.  Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or a Guarantor (other than BHC Investment) which could reasonably be expected to materially adversely affect the financial condition of Borrower or the financial condition of a Guarantor (other than BHC Investment), or the continuing constitutional and legal authority for the creation and operation of the Casino, (c) any declaration or allegation by the Kansas Lottery of a default by the Contract Manager under the State Management Contract, any termination or threat of termination of the State Management Contract, or any offset, abatement or reduction against, of or in Management Revenues by the Kansas Lottery or by reason of an alleged default or failure to perform by the Contract Manager under the State Management Contract, and (d) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions materially affecting Borrower, Contract Manager's or Borrower's right to receive Management Revenues.
5.2            Maintenance of Accounts and Financial Records.  (a) Maintain, and cause BNSC to maintain, the Manager Accounts with Lender, (b) maintain Borrower's books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.
5.3            Additional Information.  Furnish such additional information and statements, lists of assets and liabilities, budgets, forecasts, tax returns, and other reports with respect to Borrower's and Guarantor's financial condition and business operations as Lender may request from time to time.
5.4            Performance.  Perform and comply with all terms, conditions, and provisions, set forth in this Agreement and in all other instruments and agreements between Borrower and Lender, and in all other loan agreements now or hereafter existing between Borrower and any other party.
5.5            Additional Assurances.  Make, execute, and deliver to Lender such security agreements, instruments, documents, and other agreements reasonably necessary to document and secure the Loan and to perfect Lender's Security interests in the Property and Project.
5.6            Certificate Regarding Default; Notification.  Upon request by Lender at any time from the date hereof until payment in full of the Indebtedness of Borrower, in any event within 120 days following the end of each calendar year during the term hereof, Borrower shall complete, execute and deliver to Lender a certificate concerning default in the form attached hereto as Exhibit "   ".  Borrower shall promptly notify Lender in writing upon the occurrence of any Event of Default hereunder and upon becoming informed of any claim or controversy which is or may become the subject of litigation against Borrower or the Project.
5.7            Financial Information.
(a)            Borrower shall, to the extent requested by Lender, furnish to Lender prior to closing of this Agreement current financial statements for Borrower and the Guarantor (prepared in accordance with GAAP consistently applied) consisting of a balance sheet, income statement, and sources and uses of funds statement.
(b)            Borrower shall deliver to Lender (i) within 130 days after the close of each fiscal year of Borrower and Guarantor, a copy of such Borrower's and the Guarantor's financial statements for the immediately preceding fiscal year, prepared in accordance with GAAP containing the information required in (a) above and including supplemental notes thereto and such evidence in support thereof as Lender may request; and (ii) on or before January 31 following the close of the immediately preceding fiscal year, a copy of the federal tax return for Borrower and the Guarantor for the preceding fiscal year, all of which shall be signed and certified as true and correct by an authorized officer of Borrower or, as appropriate, the Guarantor.  Such financial statements shall be reviewed by a Certified Public Accountant of recognized responsibility and will include the auditor's management letter, if any.  Borrower shall furnish from time to time such other financial statements and financial information as Lender may request.
5.8            Negative Covenants.  Borrower covenants and agrees that, without the prior written consent of Lender and until the Indebtedness is paid in full, Borrower will not and will induce BNSC to not:
(a)            Sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of the Management Revenues or compensation and revenues payable by BNSC to Borrower under the BHCMC Management Services Agreement, or their rights under the Manager Accounts;
(b)            Liquidate, merge, transfer, acquire or consolidate with any other entity, change its ownership, reduce its capital, dissolve or transfer or sell any Collateral, provided, however, the foregoing shall not apply to any reorganization, merger or consolidation which results in Borrower and/or the Guarantors or their respective affiliates being the principal beneficial equity owners with voting control of the surviving entity, or (ii) any isolated sales or exchanges of tangible personal property included in the Collateral in the ordinary course of business and not in bulk.

ARTICLE VI
DEFAULT AND REMEDIES
6.1	Acceleration.
Upon the occurrence of an Event of Default, then, without notice, demand or action of any kind by Lender the entire unpaid principal of, and accrued interest on, the Note, and any other amount due under this Agreement and the Loan Documents, shall be automatically and immediately due and payable.
6.2            Lender's Rig ht to Cure Def ault.  In case of failure by the Borrower to procure or maintain insurance, or to pay any fees, assessments, charges or taxes arising with respect to any properties and assets pledged or secured under any Loan Documents, Lender shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by the Borrower to Lender immediately upon demand together with interest at an annual rate equal to the Default Rate (to the extent permitted by applicable Law) from the date of disbursement by Lender to the date of payment by the Borrower.
6.3            Other Remedies.  In addition to the acceleration permitted under Section 6.1 of this Agreement, Lender shall be entitled to:
(a)            Termination. Terminate all of its obligations to Borrower as to the Loan.
(b)            Possession.  Take possession and dominion and control of, realize upon and use and apply the Collateral, and enter upon, take possession of, and use any other property of Borrower, whether real or personal, which secures any obligations of Borrower to Lender and all interests therein, and do anything which in Lender's sole judgment is necessary or desirable to fulfill, pay, settle or compromise the obligation of Borrower under this Agreement and the Note.  All payments made or liabilities incurred by Lender under this Agreement of any kind whatsoever, including without limitation, attorneys' fees, shall bear interest from the date of payment or occurrence at the Default Rate and such amounts, including interest, shall be deemed and shall constitute additional indebtedness under this Agreement as more fully provided below. Lender and its designees, representatives, agents and licensees shall be entitled to such entry, possession and use without the consent of any party and without any legal process or other condition precedent whatsoever except as above specified.
(c)            Other Realization Upon Collateral.  Foreclose the Security Interest and exercise any of the rights and remedies contained in any other of the Loan Documents or otherwise conferred by law on Lender as a secured lender.
(d)            Other Rights and Remedies.  Exercise such other rights and remedies as Lender may have at law or equity in addition to the rights and remedies established by this Agreement or the Loan Documents.
(e)            Other Indebtedness.  In addition to realizing upon the Manager Accounts in accordance with the Loan Documents, any indebtedness now or hereafter owing by Lender to Borrower (including, without limitation, any amounts on deposit in any demand, time, savings, passbook or like account maintained by Borrower with Lender) may be offset and applied by Lender to Borrower's obligations under this Agreement, under the Note or the Loan Documents.
6.4            Setoff.  The Borrower agrees that Lender and its affiliates shall have all rights of setoff and banker's lien provided by applicable Law, and in addition thereto, the Borrower agrees that if at any time any payment or other amount owing by the Borrower under the Note or this Agreement is then due to Lender, Lender may apply to the payment of such payment or other amount any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with Lender or any affiliates of Lender.
6.5            Remedies Not Exclusive.  No remedy herein conferred upon Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, the Note or the Loan Documents or now or hereafter existing at law or in equity.  No failure or delay on the part of Lender in exercising any right or remedy shall operate as a waiver thereof nor shall any single or partial exercise of any right preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE VII
MISCELLANEOUS
The following miscellaneous provisions are a part of this Agreement.

7.1            Loan Commitment.   The terms and provisions of this Agreement, the Note and the Loan Documents supersede any inconsistent terms and conditions of any loan commitment given by Lender to Borrower, provided that all obligations of Borrower under the commitment to pay any fees to Lender or any costs and expenses relating to the Loan or the commitment shall survive the execution and delivery of this Agreement, the Note and the Loan Documents. Any failure of Borrower to perform any such obligation shall constitute a default under this Agreement.
7.2            Lender Not Liable.  In the exercise of any powers granted to Lender, no liability shall be asserted or enforced against Lender, all such liability being hereby expressly waived and released by each Borrower.  Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against all claims, demands, liability, expense, cost, loss or damage (including reasonable attorneys' fees) which may be asserted against, imposed on or incurred by Lender by reason of any act or omission (including any negligent act or omission) of Lender or the exercise of Lender's rights and remedies under the Loan Documents; provided, however, that nothing herein shall be construed to obligate any Borrower to indemnify, defend or hold Lender harmless from any claim against Lender by reason of Lender's willful misconduct.
7.3            Conflicting Provision.  To the extent that any term or provision of the other Loan Documents conflict with a term or provision of this Agreement, the term or provision affording Lender the most security or greatest right shall control.
7.4            Expenses and Attorneys' Fees.  The Borrower shall pay all fees and expenses incurred by Lender and any loan participants, including the reasonable fees of counsel (written invoices for which shall be delivered to the Borrower upon written request for the same), in connection with the preparation, issuance, maintenance and amendment of the Loan Documents and the consummation of the transactions contemplated by this Agreement, and the administration, protection and enforcement of Lender's rights under the Loan Documents, or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower, both before and after judgment.  The Borrower further agrees to pay on demand all internal audit fees and accountants' fees incurred by Lender in connection with the maintenance and enforcement of the Loan Documents or any other collateral security.
7.5            Agency.  Nothing in this Agreement shall be construed to constitute the creation of a partnership or joint venture between Lender and Borrower or any contractor. Lender is not an agent or representative of Borrower. This Agreement does not create a contractual relationship with and shall not be construed to benefit or bind Lender in any way with or create any contractual duties by Lender to any contractor, subcontractor, materialman, laborer, or any other person.
7.6            Amendments.  This Agreement, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.
7.7            Applicable Laws.  This Agreement, the Notes, the Loan Documents and the other instruments, agreements and documents issued pursuant to this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Kansas applicable to agreements made and wholly performed within such state.
7.8            Authority to File Notices. Borrower appoints and designates Lender as its attorney-in-fact to file for record any notice that Lender deems necessary to protect its interest under this Agreement. This power shall be deemed coupled with an interest and shall be irrevocable while any sum or performance remains due and owing under any of the Loan Documents.
7.9            Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.
7.10         Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interest. Borrower further waives all rights of offset or counterclaims that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.
7.11                          Costs and Expenses. Borrower agrees to pay upon demand all of Lender's expenses, including without limitation reasonable attorneys' fees, incurred in connection with the preparation, execution, enforcement, modification and collection of this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and  legal expenses, whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.
7.12                          Entire Agreement. This Agreement and the Loan Documents constitute all of the agreements between the parties relating to the Project and supersede all other prior or concurrent oral or written agreements or understandings relating to the Loans.
7.13                          Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given:  (a) upon delivery if hand delivered; or (b) upon deposit in the United States mail, postage prepaid, or with a nationally recognized overnight commercial carrier, airbill prepaid; or (c) upon transmission if by facsimile, provided that such transmission is promptly confirmed by hand delivery, mail or courier as provided above, and each such communication or notice shall be addressed as follows, unless and until any party notifies the other in accordance with this Section 7.13 of a change of address:

If to Lender:                                                                                    KS StateBank
1010 Westloop Place
Manhattan, KS 66502
Attention: Thad Hall, SVP
Fax No.:  785-587-4010

If to Borrower:                                                                                    BHCMC, L.L.C.
19920 W. 161th Street
Olathe, Kansas 66062
Attention: Clark D. Stewart, President
Fax No.: (913) 780- 5088

Additionally, any notice of an Event of Default given to Borrower shall also be given to each
Guarantor at the address and in the manner set forth in the Guaranty agreement between Lender and such Guarantor .

7.14                          Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under its Agreement or any interest therein, without the prior written consent of Lender.
7.15                          Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.
7.16                          Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Loan Documents, regardless of any investigation made by Lender or on Lender's behalf.
7.17                          Time is of the Essence.  Time is of the essence in the performance of this Agreement.
7.18                          Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in willing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.
7.19                          USA Patriot Act.  Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the Patriot Act and the Borrower agrees to provide such information.
7.20                          Drafted Jointly.  The parties have participated jointly in the negotiation and drafting of this Loan Agreement and the other Loan Documents.  In the event an ambiguity or question of intent or interpretation arises, there shall be no presumption or burden of proof which arises favoring or disfavoring any party by virtue of the authorship of any of the provisions of the Loan Documents.
7.21                          WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO ANY LOAN CONTEMPLATED BY THIS AGREEMENT, OR ANY LOAN DOCUMENT CONTEMPLATED OR REFERRED TO HEREIN.
INITIALS:                                        ________                                                      ________
Borrower                                                      Lender

7.22                          STATUTORY NOTICE.  THIS LOAN AGREEMENT, TOGETHER WITH OTHER LOAN DOCUMENTS, IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN LENDER AND BORROWER, AS TO THE LOAN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE PARTIES. ANY NONSTANDARD TERM MUST BE WRITTEN BELOW TO BE ENFORCEABLE.
7.23                          CHOICE OF VENUE.  If there is any lawsuit initiated regarding the Loan, this Agreement, the Note or any other Loan Document, Borrower agrees upon Lender's request to submit to the jurisdiction of the state court of Riley County, State of Kansas.
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IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed this Agreement as of the day and year first above written.
BORROWER:

BHCMC, L.L.C., a Kansas limited
liability company

 By:/s/ Clark D. Stewart
     Clark D. Stewart, President

LENDER:

KS StateBank, a Kansas banking corporation

By: /s/ Thad Hall
Name: Thad Hall
Title: Executive Vice-President